As filed with the Securities and Exchange Commission on November 15, 2017
Registration No. 333-201462

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REGIONAL HEALTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	81-5166048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
454 Satellite Blvd. NW, Suite 100
Suwanee, Georgia 30024
(678) 869-5116
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E. Clinton Cain
Interim Chief Financial Officer, Senior Vice President,
Chief Accounting Officer and Controller
Regional Health Properties, Inc.
454 Satellite Blvd. NW, Suite 100
Suwanee, Georgia 30024
(678) 869-5116
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 522-4700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ¨
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ¨

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                 Accelerated filer ☐

Non-accelerated filer ☐                 Smaller reporting company ☒

Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
The registrant is filing this Post-Effective Amendment No. 2 to the Registration on Form S-3 (333-201462) (the “Registration Statement”) which was previously filed with the Securities and Exchange Commission.
In accordance with an undertaking made by the registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the registrant hereby amends the Registration Statement to deregister the remaining securities registered and unsold under the Registration Statement, which securities have an aggregate dollar value of $55,158,065. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on November 15, 2017.

REGIONAL HEALTH PROPERTIES, INC.

By:	/s/ Brent Morrison
Brent Morrison
Interim Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE
	/s/ Brent Morrison	Interim Chief Executive Officer (Principal Executive Officer)
	Brent Morrison		November 15, 2017

	/s/ E. Clinton Cain	Interim Chief Financial Officer and
	E. Clinton Cain	Chief Accounting Officer (Principal Financial and Accounting Officer)	November 15, 2017

	*	Director
	Michael J. Fox		November 15, 2017

	*	Director
	Thomas W. Knaup		November 15, 2017

	*	Director
	Brian M. Szames		November 15, 2017

	*	Director
	David A. Tenwick		November 15, 2017

* By:	/s/ E. Clinton Cain
E. Clinton Cain
	Attorney-in-fact		November 15, 2017